Exhibit 99.1

Ponce Financial Group, Inc. Reports Fourth Quarter 2023 Results

NEW YORK, January 30, 2024 - Ponce Financial Group, Inc., (the “Company”) (NASDAQ: PDLB), the holding company for Ponce Bank (the “Bank”), today announced results for the fourth quarter of 2023.

Fourth Quarter 2023 Highlights (Compared to Prior Periods):

•
Net income of $0.5 million, or $0.02 per diluted share for the three months ended December 31, 2023, as compared to net income of $2.6 million, or $0.12 per diluted share for the three months ended September 30, 2023 and net loss of ($9.2) million, or ($0.40) per diluted share for the three months ended December 31, 2022.
•
Included in the $0.5 million of net income for the fourth quarter of 2023 results is $35.0 million in interest and dividend income and $1.3 million in non-interest income, offset by $17.9 million in non-interest expense and $17.8 million in interest expense.
•
Net interest income of $17.2 million for the fourth quarter of 2023 increased $0.7 million, or 3.96%, from the prior quarter and increased $1.0 million, or 6.38%, from the same quarter last year.
•
Net interest margin was 2.66% for the fourth quarter of 2023, increased from 2.58% for the prior quarter and decreased from 2.97% for the same quarter last year.

Full Year 2023 Highlights (Compared to 2022):

•
Net income of $3.4 million, or $0.15 per diluted share for the year ended December 31, 2023, as compared to a net loss of ($30.0) million, or ($1.32) per diluted share for the year ended December 31, 2022.
•
Net interest income for the year ended December 31, 2023 was $65.3 million, decreased $1.3 million, or 2.01%, compared to $66.6 million for the year ended December 31, 2022.
•
Non-interest income for the year ended December 31, 2023 was $10.2 million, increased $3.8 million, or 59.26%, compared to $6.4 million for the year ended December 31, 2022.
•
Non-interest expense for the year ended December 31, 2023 was $68.7 million, decreased $17.2 million, or 19.99%, compared to $85.8 million for the year ended December 31, 2022.
•
Net interest margin was 2.66% for the year ended December 31, 2023, decreased from 3.66% for the same period last year.
•
Cash and equivalents were $139.2 million as of December 31, 2023, increased $84.8 million, or 156.05%, from December 31, 2022, as we decided to keep ample sources of liquidity at hand while taking advantage of the positive spread between our interest bearing overnight deposits at the Fed and borrowing costs under the Bank Term Funding Program ("BTFP").
•
Securities totaled $581.7 million as of December 31, 2023, decreased $58.7 million, or 9.16%, from December 31, 2022 primarily due to a call on one of the securities amounting to $10.0 million and regular principal payments.
•
Net loans receivable were $1.90 billion as of December 31, 2023, increased $402.8 million, or 26.97%, from December 31, 2022.
•
Deposits were $1.51 billion as of December 31, 2023, increased $255.2 million, or 20.38%, from December 31, 2022.

President and Chief Executive Officer’s Comments

Carlos P. Naudon, Ponce Financial Group’s President and CEO, stated “We were pleased to see continued improvement during the quarter: Net interest income grew for the third quarter in a row and, despite the challenging operating environment, net interest income was also up quarter over quarter. Book value per share was $11.20 at year-end, up $0.21 quarter over quarter and up $0.43 versus last year. Total equity per share now stands at $20.66. Additionally, in order to better manage our interest risk, during the fourth quarter, we entered into two pay fixed, receiver SOFR swaps, one with notional amount of $150 million for 2 years and one with notional amount of $100 million for 3 years.

We continue to show strong levels of capital and liquidity. On the capital front, our total capital ratio at Ponce Bank stands at 23.30%, well in excess of regulatory requirements. In terms of liquidity, our liquid assets plus borrowing capacity at the Federal Home Loan Bank of New York ("FHLBNY") stands at $778.8 million, two times of our uninsured deposits of $389.4 million.

We remain committed to the communities we serve, our Minority Depository Institution (“MDI”)/Community Development Financial Institutions ("CDFI") status and continuing to invest in our people and in technology to improve our efficiency".

Executive Chairman’s Comment

Steven A. Tsavaris, Ponce Financial Group’s Executive Chairman added “We were able to grow both loans and deposits by over $100 million this quarter. We continue to see resiliency of our client base, but we’ll prioritize sound underwriting practices and balance sheet management even at the expense of loan growth.”

Selected performance metrics are as follows (refer to “Key Metrics” for additional information):

	At or for the Three Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
Performance Ratios (Annualized):	2023	2023	2023	2023	2022
Return on average assets (1)	0.08%	0.39%	(0.01%)	0.06%	(1.62%)
Return on average equity (1)	0.42%	2.11%	(0.07%)	0.27%	(7.28%)
Net interest rate spread (1) (2)	1.63%	1.58%	1.66%	1.78%	2.13%
Net interest margin (1) (3)	2.66%	2.58%	2.65%	2.75%	2.97%
Non-interest expense to average assets (1)	2.66%	2.58%	2.65%	2.79%	2.78%
Efficiency ratio (4)	96.83%	78.11%	96.15%	95.88%	94.95%
Average interest-earning assets to average interest- bearing liabilities	137.49%	137.92%	141.14%	148.20%	152.30%
Average equity to average assets	18.25%	18.32%	19.21%	20.91%	22.32%

	At or for the Three Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
Capital Ratios (Annualized):	2023	2023	2023	2023	2022
Total capital to risk weighted assets (Bank only)	23.30%	25.10%	26.30%	27.54%	30.53%
Tier 1 capital to risk weighted assets (Bank only)	22.05%	23.85%	25.05%	26.28%	29.26%
Common equity Tier 1 capital to risk-weighted assets (Bank only)	22.05%	23.85%	25.05%	26.28%	29.26%
Tier 1 capital to average assets (Bank only)	17.49%	17.51%	17.95%	19.51%	20.47%

	At or for the Three Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
Asset Quality Ratios (Annualized):	2023	2023	2023	2023	2022
Allowance for loan losses as a percentage of total loans	1.36%	1.51%	1.64%	1.77%	2.27%
Allowance for loan losses as a percentage of nonperforming loans	152.99%	169.49%	167.06%	149.73%	252.33%
Net (charge-offs) recoveries to average outstanding loans (1)	(0.24%)	(0.34%)	(0.41%)	(0.57%)	(0.85%)
Non-performing loans as a percentage of total gross loans	0.89%	0.89%	0.98%	1.18%	0.90%
Non-performing loans as a percentage of total assets	0.62%	0.62%	0.63%	0.76%	0.59%
Total non-performing assets as a percentage of total assets	0.62%	0.62%	0.63%	0.76%	0.59%
Total non-performing assets and accruing modifications to borrowers experiencing financial difficulty as a percentage of total assets (5)	0.81%	0.82%	0.83%	0.93%	0.78%

(1)
Annualized where appropriate.
(2)
Net interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average rate of interest-bearing liabilities.
(3)
Net interest margin represents net interest income divided by average total interest-earning assets.
(4)
Efficiency ratio represents noninterest expense divided by the sum of net interest income and noninterest income.
(5)
For periods in 2023, balances include both modifications to borrowers experiencing financial difficulty, in accordance with ASU 2022-02 adopted on January 1, 2023, and previously existing troubled debt restructurings. For the period in 2022, the balances only include troubled debt restructurings.

Summary of Results of Operations

Net income for the three months ended December 31, 2023 was $0.5 million compared to net income of $2.6 million for the three months ended September 30, 2023 and a net loss of ($9.2) million for the three months ended December 31, 2022. The decrease of net income for the three months ended December 31, 2023 compared to the three months ended September 30, 2023 was attributed mainly to a decrease in non-interest income and an increase in non-interest expense, partially offset by a decrease in provision for income taxes and, increases in a benefit for credit losses and net interest income. The increase of net income for the three months ended December 31, 2023 compared to the three months ended December 31, 2022 was largely due to increases in benefit for credit losses, net interest income and non-interest income, partially offset by increases in provision for income taxes and non-interest expense.

Net income for the year ended December 31, 2023 was $3.4 million compared to a net loss of ($30.0) million for the year ended December 31, 2022. The increase in net income was attributable to an increase in benefit for credit losses and a decrease in non-interest expense and an increase in non-interest income, partially offset by an increase in provision for income taxes and a decrease in net interest income.

Net Interest Income and Net Margin

Net interest income for the three months ended December 31, 2023, increased $0.7 million, or 3.96%, to $17.2 million compared to $16.5 million for the three months ended September 30, 2023 and increased $1.0 million, or 6.38%, compared to $16.2 million for the three months ended December 31, 2022.

Net interest margin was 2.66% for the three months ended December 31, 2023 compared to 2.58% for the prior quarter, an increase of 8bps and 2.97% for the same period last year, a decrease of 31bps. The decrease in net interest margin for the three months ended December 31, 2023 when compared to the same period last year was a result of an increase in the cost of funds driven by higher interest rates.

Non-interest Income

Non-interest income for the three months ended December 31, 2023, was $1.3 million, a decrease of $4.3 million, or 77.16%, compared to the three months ended September 30, 2023 and an increase of $0.8 million, or 194.05%, compared to the three months ended December 31, 2022.

The $4.3 million decrease in non-interest income for the three months ended December 31, 2023 compared to the three months ended September 30, 2023 was largely attributable to a grant of $3.7 million received in the third quarter of 2023 from the U.S. Treasury, partially offset by a smaller grant of $0.4 million received in the fourth quarter of 2023 from the U.S. Treasury. The decrease in non-interest income was also impacted by decreases of $0.6 million in other non-interest income and $0.5 million in late and prepayment charges.

Non-interest income for the year ended December 31, 2023, was $10.2 million, an increase of $3.8 million, or 59.26%, compared to $6.4 million for the year ended December 31, 2022. The $3.8 million increase from the year ended December 31, 2022 was attributable to two grants totaled $4.2 million received from the U.S. Treasury and an increase of $1.7 million in late and prepayment charges, partially offset by decreases of $1.3 million in loan origination and $0.9 million in brokerage commission.

Non-interest Expense

Non-interest expense for the three months ended December 31, 2023, was $17.9 million, an increase of $0.6 million, or 3.36%, compared to $17.3 million for the three months ended September 30, 2023 and an increase of $2.1 million, or 13.52%, compared to $15.8 million for the three months ended December 31, 2022.

The $2.1 million increase from the three months ended December 31, 2022 was mainly attributable to increases of $1.8 million in compensation and benefits, $0.9 million in provision for contingencies and $0.5 million in professional fees, partially offset by a decrease of $0.9 million in other operating expense.

Non-interest expense for the year ended December 31, 2023 was $68.7 million, a decrease of $17.2 million, or 19.99%, compared to $85.8 million for the year ended December 31, 2022. The $17.2 million decrease of non-interest expense from the year ended December 31, 2022 was attributable to $17.9 million Grain consumer microloan write-off during 2022 compared with $1.5 million of Grain consumer microloan recoveries recognized during the current period. The decrease in non-interest expense was also impacted by a $5.0 million contribution to the Ponce De Leon Foundation during 2022, partially offset by increases of $2.8 million in compensation and benefits, $2.2 million in provision for contingencies, $1.3 million in data processing expenses and $1.2 million in professional fees.

Balance Sheet Summary

Total assets increased $438.7 million, or 18.98%, to $2.75 billion as of December 31, 2023 from $2.31 billion as of December 31, 2022. The increase in total assets is largely attributable to increases of $402.8 million in net loans receivable, $84.8 million in cash and cash equivalents, $10.7 million in other assets and $8.0 million in mortgage loans held for sale, partially offset by decreases of $49.1 million in held-to-maturity securities, $9.6 million in available-for-sale securities and $5.3 million in Federal Home Loan Bank of New York stock.

Total liabilities increased $440.0 million, or 24.19%, to $2.26 billion as of December 31, 2023 from $1.82 billion as of December 31, 2022. The increase in total liabilities was largely attributable to increases of $255.2 million in deposits, $167.0 million in borrowings, $10.6 million in accrued interest payable and $8.0 million in other liabilities.

Total stockholders’ equity decreased $1.3 million, or 0.26%, to $491.4 million as of December 31, 2023, from $492.7 million as of December 31, 2022. This decrease in stockholders’ equity was largely attributable to $11.0 million in share repurchases during 2023 and $2.2 million in other comprehensive loss, offset by $3.4 million in net income, $1.9 million impact to additional paid in capital as a result of share-based compensation, $1.1 million as a result of implementation of CECL and $1.1 million from release of ESOP shares.

About Ponce Financial Group, Inc.

Ponce Financial Group, Inc. is the holding company for Ponce Bank. Ponce Bank is a Minority Depository Institution, a Community Development Financial Institution, and a certified Small Business Administration lender. Ponce Bank’s business primarily consists of taking deposits from the general public and to a lesser extent alternative funding sources and investing those funds, together with funds generated from operations and borrowings, in mortgage loans, consisting of 1-4 family residences (investor-owned and owner-occupied), multifamily residences, nonresidential properties, construction and land, and, to a lesser extent, in business and consumer loans. Ponce Bank also invests in securities, which consist of U.S. Government and federal agency securities and securities issued by government-sponsored or government-owned enterprises, as well as, mortgage-backed securities, corporate bonds and obligations, and Federal Home Loan Bank stock.

Forward Looking Statements

Certain statements herein constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements may be identified by words such as “believes,” “will,” “would,” “expects,” “project,” “may,” “could,” “developments,” “strategic,” “launching,” “opportunities,” “anticipates,” “estimates,” “intends,” “plans,” “targets” and similar expressions. These statements are based upon the current beliefs and expectations of management and are subject to significant risks and uncertainties. Actual results may differ materially from those set forth in the forward-looking statements as a result of numerous factors. Factors that could cause such differences to exist include, but are not limited to, adverse conditions in the capital and debt markets and the impact of such conditions on business activities; changes in interest rates; competitive pressures from other financial institutions; the effects of general economic conditions on a national basis or in the local markets in which Ponce Bank operates, including changes that adversely affect borrowers’ ability to service and repay Ponce Bank’s loans; anticipated losses with respect to the Company's investment in Grain; changes in the value of securities in the investment portfolio; changes in loan default and charge-off rates; fluctuations in real estate values; the adequacy of loan loss reserves; decreases in deposit levels necessitating increased borrowing to fund loans and investments; operational risks including, but not limited to, cybersecurity, fraud and natural disasters; changes in government regulation; changes in accounting standards and practices; the risk that intangibles recorded in the financial statements will become impaired; demand for loans in Ponce Bank’s market area; Ponce Bank’s ability to attract and maintain deposits; risks related to the implementation of acquisitions, dispositions, and restructurings; the risk that Ponce Financial Group, Inc. may not be successful in the implementation of its business strategy; changes in assumptions used in making such forward-looking statements and the risk factors described in Ponce Financial Group, Inc.’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q as filed with the Securities and Exchange Commission (the “SEC”), which are available at the SEC’s website, www.sec.gov. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. Ponce Financial Group, Inc. disclaims any obligation to publicly update or revise any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes, except as may be required by applicable law or regulation.

Ponce Financial Group, Inc. and Subsidiaries

Consolidated Statements of Financial Condition

(Dollars in thousands, except for share data)

	As of
	December 31,	September 30,	June 30,	March 31,	December 31,
	2023	2023	2023	2023	2022
ASSETS
Cash and due from banks:
Cash	$28,930	$26,046	$31,162	$26,951	$31,977
Interest-bearing deposits	110,260	90,966	212,627	157,736	22,383
Total cash and cash equivalents	139,190	117,012	243,789	184,687	54,360
Available-for-sale securities, at fair value	119,902	116,753	123,720	128,320	129,505
Held-to-maturity securities, at amortized cost (1)	461,748	471,065	481,952	491,649	510,820
Placement with banks	249	996	996	1,245	1,494
Mortgage loans held for sale, at fair value	9,980	14,103	10,070	2,987	1,979
Loans receivable, net	1,895,886	1,787,607	1,695,047	1,614,428	1,493,127
Accrued interest receivable	18,010	16,624	16,054	15,435	15,049
Premises and equipment, net	16,053	16,453	16,856	17,215	17,446
Right of use assets	31,272	32,110	32,435	33,147	33,423
Federal Home Loan Bank of New York stock (FHLBNY), at cost	19,377	18,870	19,195	19,209	24,661
Deferred tax assets	14,332	15,984	15,924	15,413	16,137
Other assets	24,723	16,286	15,919	15,799	13,988
Total assets	$2,750,722	$2,623,863	$2,671,957	$2,539,534	$2,311,989
LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Deposits	$1,507,620	$1,401,132	$1,442,013	$1,336,877	$1,252,412
Operating lease liabilities	32,684	33,459	33,716	34,308	34,532
Accrued interest payable	11,965	8,385	4,704	1,767	1,390
Advance payments by borrowers for taxes and insurance	10,778	13,743	12,402	14,902	9,724
Borrowings	684,421	675,100	682,100	648,375	517,375
Other liabilities	11,859	6,986	6,540	7,264	3,856
Total liabilities	2,259,327	2,138,805	2,181,475	2,043,493	1,819,289
Commitments and contingencies
Stockholders' Equity:
Preferred stock, $0.01 par value; 100,000,000 shares authorized	225,000	225,000	225,000	225,000	225,000
Common stock, $0.01 par value; 200,000,000 shares authorized	249	249	249	249	249
Treasury stock, at cost	(9,747)	(10,975)	(5,202)	(2)	(2)
Additional paid-in-capital	207,106	207,626	207,287	206,883	206,508
Retained earnings	97,420	96,902	94,312	94,399	92,955
Accumulated other comprehensive loss	(15,649)	(20,468)	(17,597)	(16,629)	(17,860)
Unearned compensation ─ ESOP	(12,984)	(13,276)	(13,567)	(13,859)	(14,150)
Total stockholders' equity	491,395	485,058	490,482	496,041	492,700
Total liabilities and stockholders' equity	$2,750,722	$2,623,863	$2,671,957	$2,539,534	$2,311,989

(1)
Included for the quarterly period ended December 31, 2023, September 30, 2023, June 30, 2023 and March 31, 2023 were $0.4 million, $0.6 million, $0.9 million and $0.8 million, respectively, related to the allowance for credit loss on held-to-maturity securities.

Ponce Financial Group, Inc. and Subsidiaries

Consolidated Statements of Operations

(Dollars in thousands, except per share data)

	Three Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
	2023	2023	2023	2023	2022
Interest and dividend income:
Interest on loans receivable	$27,814	$25,276	$23,015	$19,700	$18,550
Interest on deposits due from banks	990	1,969	1,817	197	199
Interest and dividend on securities and FHLBNY stock	6,146	6,261	6,223	6,459	6,184
Total interest and dividend income	34,950	33,506	31,055	26,356	24,933
Interest expense:
Interest on certificates of deposit	5,103	4,362	3,881	3,225	1,786
Interest on other deposits	5,706	5,639	4,413	2,812	3,649
Interest on borrowings	6,944	6,963	6,479	5,074	3,332
Total interest expense	17,753	16,964	14,773	11,111	8,767
Net interest income	17,197	16,542	16,282	15,245	16,166
(Benefit) provision for credit losses	(375)	535	987	(174)	12,641
Net interest income after provision (benefit) for credit losses	17,572	16,007	15,295	15,419	3,525
Non-interest income:
Service charges and fees	498	516	481	491	481
Brokerage commissions	13	17	35	15	180
Late and prepayment charges	365	899	372	729	263
Income on sale of mortgage loans	244	173	82	99	7
Loan origination (1)	—	—	—	—	(557)
Grant income	438	3,718	—	—	—
Other	(273)	304	522	485	63
Total non-interest income	1,285	5,627	1,492	1,819	437
Non-interest expense:
Compensation and benefits	8,262	7,566	7,425	7,446	6,501
Occupancy and equipment	3,686	3,588	3,724	3,570	3,928
Data processing expenses	1,101	1,582	1,208	1,192	1,114
Direct loan expenses	497	369	345	412	454
Provision for contingencies	418	391	517	985	(440)
Insurance and surety bond premiums	250	255	248	265	270
Office supplies, telephone and postage	294	301	489	399	375
Professional fees	2,040	1,693	1,904	1,455	1,571
Grain (recoveries) and write-off	(152)	(69)	(346)	(914)	(515)
Marketing and promotional expenses	146	248	303	128	256
Directors fees and regulatory assessment	173	169	160	155	196
Other operating expenses	1,182	1,223	1,112	1,268	2,055
Total non-interest expense	17,897	17,316	17,089	16,361	15,765
Income (loss) before income taxes	960	4,318	(302)	877	(11,803)
Provision (benefit) for income taxes	442	1,728	(215)	546	(2,589)
Net income (loss)	$518	$2,590	$(87)	$331	$(9,214)
Earnings (loss) per common share:
Basic	$0.02	$0.12	$(0.00)	$0.01	$(0.40)
Diluted	$0.02	$0.12	$(0.00)	$0.01	$(0.40)
Weighted average common shares outstanding:
Basic	22,224,945	22,272,076	23,208,168	23,293,013	23,168,097
Diluted	22,406,102	22,349,217	23,208,168	23,324,532	23,168,097

(1)
Amounts for the quarterly period ended December 31, 2022 include the reversal of $0.8 million of loan origination income that had been taken upfront in prior quarters of 2022 (as opposed to deferred over the life of the loan).

Ponce Financial Group, Inc. and Subsidiaries

Consolidated Statements of Operations

(Dollars in thousands, except per share data)

	For the Years Ended December 31,
	2023	2022	Variance $	Variance %
Interest and dividend income:
Interest on loans receivable	$95,805	$69,865	$25,940	37.13%
Interest on deposits due from banks	4,973	713	4,260	597.48%
Interest and dividend on securities and FHLBNY stock	25,089	12,174	12,915	106.09%
Total interest and dividend income	125,867	82,752	43,115	52.10%
Interest expense:
Interest on certificates of deposit	16,571	4,148	12,423	299.49%
Interest on other deposits	18,570	5,802	12,768	220.06%
Interest on borrowings	25,460	6,199	19,261	310.71%
Total interest expense	60,601	16,149	44,452	275.26%
Net interest income	65,266	66,603	(1,337)	(2.01%)
Provision for credit losses	973	24,046	(23,073)	(95.95%)
Net interest income after provision for credit losses	64,293	42,557	21,736	51.08%
Non-interest income:
Service charges and fees	1,986	1,830	156	8.52%
Brokerage commissions	80	1,020	(940)	(92.16%)
Late and prepayment charges	2,365	623	1,742	279.61%
Income on sale of mortgage loans	598	741	(143)	(19.30%)
Loan origination	—	1,286	(1,286)	(100.00%)
Grant income	4,156	—	4,156	—%
Loss on sale of premises and equipment	—	(436)	436	(100.00%)
Other	1,038	1,355	(317)	(23.39%)
Total non-interest income	10,223	6,419	3,804	59.26%
Non-interest expense:
Compensation and benefits	30,699	27,914	2,785	9.98%
Occupancy and equipment	14,568	13,968	600	4.30%
Data processing expenses	5,083	3,779	1,304	34.51%
Direct loan expenses	1,623	2,487	(864)	(34.74%)
Provision for contingencies	2,311	126	2,185	1,734.13%
Insurance and surety bond premiums	1,018	870	148	17.01%
Office supplies, telephone and postage	1,483	1,555	(72)	(4.63%)
Professional fees	7,092	5,904	1,188	20.12%
Contribution to the Ponce De Leon Foundation	—	4,995	(4,995)	(100.00%)
Grain (recoveries) and write-off	(1,481)	17,940	(19,421)	(108.26%)
Marketing and promotional expenses	825	593	232	39.12%
Directors fees and regulatory assessment	657	705	(48)	(6.81%)
Other operating expenses	4,785	4,986	(201)	(4.03%)
Total non-interest expense	68,663	85,822	(17,159)	(19.99%)
Income (loss) before income taxes	5,853	(36,846)	42,699	(115.89%)
Provision (benefit) for income taxes	2,501	(6,845)	9,346	(136.54%)
Net income (loss)	$3,352	$(30,001)	$33,353	(111.17%)
Earnings (loss) per common share:
Basic	$0.15	$(1.32)	$1.47	(111.15%)
Diluted	$0.15	$(1.32)	$1.47	(111.11%)
Weighted average common shares outstanding:
Basic	22,745,317	22,690,943	54,374	0.24%
Diluted	22,822,313	22,690,943	131,370	0.58%

Ponce Financial Group, Inc. and Subsidiaries

Key Metrics

	At or for the Three Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
	2023	2023	2023	2023	2022
Performance Ratios:
Return on average assets (1)	0.08%	0.39%	(0.01%)	0.06%	(1.62%)
Return on average equity (1)	0.42%	2.11%	(0.07%)	0.27%	(7.28%)
Net interest rate spread (1) (2)	1.63%	1.58%	1.66%	1.78%	2.13%
Net interest margin (1) (3)	2.66%	2.58%	2.65%	2.75%	2.97%
Non-interest expense to average assets (1)	2.66%	2.58%	2.65%	2.79%	2.78%
Efficiency ratio (4)	96.83%	78.11%	96.15%	95.88%	94.95%
Average interest-earning assets to average interest- bearing liabilities	137.49%	137.92%	141.14%	148.20%	152.30%
Average equity to average assets	18.25%	18.32%	19.21%	20.91%	22.32%
Capital Ratios:
Total capital to risk weighted assets (Bank only)	23.30%	25.10%	26.30%	27.54%	30.53%
Tier 1 capital to risk weighted assets (Bank only)	22.05%	23.85%	25.05%	26.28%	29.26%
Common equity Tier 1 capital to risk-weighted assets (Bank only)	22.05%	23.85%	25.05%	26.28%	29.26%
Tier 1 capital to average assets (Bank only)	17.49%	17.51%	17.95%	19.51%	20.47%
Asset Quality Ratios:
Allowance for credit losses on loans as a percentage of total loans	1.36%	1.51%	1.64%	1.77%	2.27%
Allowance for credit losses on loans as a percentage of nonperforming loans	152.99%	169.49%	167.06%	149.73%	252.33%
Net (charge-offs) recoveries to average outstanding loans (1)	(0.24%)	(0.34%)	(0.41%)	(0.57%)	(0.85%)
Non-performing loans as a percentage of total gross loans	0.89%	0.89%	0.98%	1.18%	0.90%
Non-performing loans as a percentage of total assets	0.62%	0.62%	0.63%	0.76%	0.59%
Total non-performing assets as a percentage of total assets	0.62%	0.62%	0.63%	0.76%	0.59%
Total non-performing assets and accruing modifications to borrowers experiencing financial difficulty as a percentage of total assets (5)	0.81%	0.82%	0.83%	0.93%	0.78%
Other:
Number of offices	18	19	19	19	19
Number of full-time equivalent employees	237	243	244	251	253

(1)
Annualized where appropriate.
(2)
Net interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average rate of interest-bearing liabilities.
(3)
Net interest margin represents net interest income divided by average total interest-earning assets.
(4)
Efficiency ratio represents noninterest expense divided by the sum of net interest income and noninterest income.
(5)
For periods in 2023, balances include both modifications to borrowers experiencing financial difficulty, in accordance with ASU 2022-02 adopted on January 1, 2023, and previously existing troubled debt restructurings. For the period in 2022, the balances only include troubled debt restructurings.

Ponce Financial Group, Inc. and Subsidiaries

Securities Portfolio

	December 31, 2023				December 31, 2022
		Gross	Gross			Gross	Gross
	Amortized	Unrealized	Unrealized		Amortized	Unrealized	Unrealized
	Cost	Gains	Losses	Fair Value	Cost	Gains	Losses	Fair Value
	(in thousands)				(in thousands)
Available-for-Sale Securities:
U.S. Government Bonds	$2,990	$—	$(206)	$2,784	$2,985	$—	$(296)	$2,689
Corporate Bonds	25,790	—	(2,122)	23,668	25,824	—	(2,465)	23,359
Mortgage-Backed Securities:
Collateralized Mortgage Obligations (1)	39,375	—	(6,227)	33,148	44,503	—	(6,726)	37,777
FHLMC Certificates	10,163	—	(1,482)	8,681	11,310	—	(1,676)	9,634
FNMA Certificates	61,359	—	(9,842)	51,517	67,199	—	(11,271)	55,928
GNMA Certificates	104	—	—	104	122	—	(4)	118
Total available-for-sale securities	$139,781	$—	$(19,879)	$119,902	$151,943	$—	$(22,438)	$129,505

Held-to-Maturity Securities:
U.S. Agency Bonds	$25,000	$—	$(181)	$24,819	$35,000	$—	$(380)	$34,620
Corporate Bonds	82,500	—	(2,691)	79,809	82,500	57	(3,819)	78,738
Mortgage-Backed Securities:
Collateralized Mortgage Obligations (1)	212,093	104	(5,170)	207,027	235,479	192	(5,558)	230,113
FHLMC Certificates	3,897	—	(244)	3,653	4,120	—	(268)	3,852
FNMA Certificates	118,944	—	(4,088)	114,856	131,918	—	(5,227)	126,691
SBA Certificates	19,712	166	—	19,878	21,803	34	—	21,837
Allowance for Credit Losses	(398)	—	—	—	—	—	—	—
Total held-to-maturity securities	$461,748	$270	$(12,374)	$450,042	$510,820	$283	$(15,252)	$495,851

(1)
Comprised of Federal Home Loan Mortgage Corporation (“FHLMC”), Federal National Mortgage Association (“FNMA”) and Ginnie Mae (“GNMA”) issued securities.

The following table presents the activity in the allowance for credit losses for held-to-maturity securities.

	December 31,
	2023	2022
Beginning balance	$—	$—
CECL adoption	662	—
Provision for credit losses	(264)	—
Allowance for credit losses on securities	$398	$—

Ponce Financial Group, Inc. and Subsidiaries

Loan Portfolio

	As of
	December 31,		September 30,		June 30,		March 31,		December 31,
	2023		2023		2023		2023		2022
	Amount	Percent	Amount	Percent	Amount	Percent	Amount	Percent	Amount	Percent
	(Dollars in thousands)
Mortgage loans:
1-4 family residential
Investor Owned	$343,689	17.89%	$347,082	19.13%	$351,754	20.43%	$354,559	21.60%	$343,968	22.54%
Owner-Occupied	152,311	7.93%	151,866	8.37%	154,116	8.94%	149,481	9.10%	134,878	8.84%
Multifamily residential	550,559	28.65%	553,694	30.52%	550,033	31.94%	553,430	33.71%	494,667	32.42%
Nonresidential properties	342,343	17.81%	321,472	17.71%	317,416	18.43%	314,560	19.17%	308,043	20.19%
Construction and land	503,925	26.22%	411,383	22.67%	315,843	18.34%	235,157	14.33%	185,018	12.13%
Total mortgage loans	1,892,827	98.50%	1,785,497	98.40%	1,689,162	98.08%	1,607,187	97.91%	1,466,574	96.12%
Non-mortgage loans:
Business loans (1)	19,779	1.03%	18,416	1.02%	21,041	1.22%	19,890	1.21%	39,965	2.62%
Consumer loans (2)	8,966	0.47%	10,416	0.58%	11,958	0.70%	14,227	0.88%	19,129	1.26%
Total non-mortgage loans	28,745	1.50%	28,832	1.60%	32,999	1.92%	34,117	2.09%	59,094	3.88%
Total loans, gross	1,921,572	100.00%	1,814,329	100.00%	1,722,161	100.00%	1,641,304	100.00%	1,525,668	100.00%
Net deferred loan origination costs	468		692		1,059		2,099		2,051
Allowance for credit losses on loans	(26,154)		(27,414)		(28,173)		(28,975)		(34,592)
Loans, net	$1,895,886		$1,787,607		$1,695,047		$1,614,428		$1,493,127

(1)
As of December 31, 2023, September 30, 2023, June 30, 2023, March 31, 2023 and December 31, 2022, business loans include $1.0 million, $1.1 million, $3.2 million, $3.6 million and $20.0 million, respectively, of PPP loans.
(2)
As of December 31, 2023, September 30, 2023, June 30, 2023, March 31, 2023 and December 31, 2022, consumer loans include $8.0 million, $9.3 million, $11.2 million, $13.4 million and $18.2 million, respectively, of loans originated by the Bank pursuant to its arrangement with Grain.

Ponce Financial Group, Inc. and Subsidiaries

Grain Loan Exposure

Grain Technologies, Inc. ("Grain") Total Exposure as of December 31, 2023
(in thousands)
Receivable from Grain
Microloans originated - put back to Grain (inception-to-December 31, 2023)	$24,104
Write-downs, net of recoveries (inception-to-date as of December 31, 2023)	(15,459)
Cash receipts from Grain (inception-to-December 31, 2023)	(6,819)
Grant/reserve	(1,826)
Net receivable as of December 31, 2023	$—
Microloan receivables from Grain Borrowers
Grain originated loans receivable as of December 31, 2023	$7,985
Allowance for credit losses on loans as of December 31, 2023 (1)	(7,026)
Microloans, net of allowance for credit losses on loans as of December 31, 2023	$959
Investments
Investment in Grain	$1,000
Investment in Grain write-off in Q3 2022	(1,000)
Investment in Grain as of December 31, 2023	—
Total exposure related to Grain as of December 31, 2023 (2)	$959

(1) Includes $0.3 million for allowance for unused commitments on the $2.4 million of unused commitments available to Grain originated borrowers reported in other liabilities in the accompanying Consolidated Statements of Financial Conditions. Excludes $1.6 million of security deposits by Grain originated borrowers reported in deposits in the accompanying Consolidated Statements of Financial Conditions.

(2) Total remaining exposure to Grain borrowers. These loans are now serviced by the Bank.

On November 1, 2023, Ponce Financial Group, Inc. and Grain signed a Perpetual Software License Agreement in order for the Bank to assume the servicing of the remaining Grain loans. In order to facilitate the transfer of the servicing responsibilities to the Bank, Grain granted the Bank a perpetual right and license to use the Grain software, including the source code to service the remaining loans.

Ponce Financial Group, Inc. and Subsidiaries

Allowance for Credit Losses on Loans

	For the Three Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
	2023	2023	2023	2023	2022
	(Dollars in thousands)
Allowance for credit losses on loans at beginning of the period	$27,414	$28,173	$28,975	$34,592	$25,108
Provision (benefit) for credit losses on loans	(126)	750	934	(321)	12,641
Adoption of CECL	—	—	—	(3,090)	—
Charge-offs:
Mortgage loans:
1-4 family residences
Investor owned	—	—	—	—	—
Owner occupied	—	—	—	—	—
Multifamily residences	—	—	—	—	—
Nonresidential properties	—	—	—	—	—
Construction and land	—	—	—	—	—
Non-mortgage loans:
Business	(63)	—	—	—	—
Consumer	(1,135)	(1,592)	(1,931)	(2,569)	(3,659)
Total charge-offs	(1,198)	(1,592)	(1,931)	(2,569)	(3,659)
Recoveries:
Mortgage loans:
1-4 family residences
Investor owned	—	—	—	—	—
Owner occupied	—	—	—	—	—
Multifamily residences	—	—	—	—	—
Nonresidential properties	—	—	—	—	—
Construction and land	—	—	—	—	—
Non-mortgage loans:
Business	—	3	—	—	—
Consumer	64	80	195	363	502
Total recoveries	64	83	195	363	502
Net (charge-offs) recoveries	(1,134)	(1,509)	(1,736)	(2,206)	(3,157)
Allowance for credit losses on loans at end of the period	$26,154	$27,414	$28,173	$28,975	$34,592

Ponce Financial Group, Inc. and Subsidiaries

Deposits

	As of
	December 31,		September 30,		June 30,		March 31,		December 31,
	2023		2023		2023		2023		2022
	Amount	Percent	Amount	Percent	Amount	Percent	Amount	Percent	Amount	Percent
	(Dollars in thousands)
Demand	$243,384	16.14%	$265,862	18.98%	$266,545	18.48%	$282,741	21.15%	$289,149	23.08%
Interest-bearing deposits:
NOW/IOLA accounts	19,676	1.31%	22,519	1.61%	22,754	1.57%	21,735	1.63%	24,349	1.94%
Money market accounts (1)	432,735	28.70%	370,500	26.44%	387,970	26.91%	293,140	21.93%	236,143	18.86%
Reciprocal deposits	96,860	6.42%	82,670	5.90%	100,919	7.00%	109,649	8.20%	114,049	9.11%
Savings accounts	114,139	7.57%	117,870	8.41%	119,635	8.30%	127,731	9.55%	130,432	10.41%
Total NOW, money market, reciprocal and savings accounts	663,410	44.00%	593,559	42.36%	631,278	43.78%	552,255	41.31%	504,973	40.32%
Certificates of deposit of $250K or more (1)	132,153	8.77%	122,353	8.73%	120,043	8.32%	113,955	8.52%	106,336	8.49%
Brokered certificates of deposit (2)	98,729	6.55%	98,729	7.05%	98,729	6.85%	98,754	7.39%	98,754	7.89%
Listing service deposits (2)	14,433	0.96%	15,180	1.08%	20,258	1.40%	28,417	2.13%	35,813	2.86%
All other certificates of deposit less than $250K (1)	355,511	23.58%	305,449	21.80%	305,160	21.17%	260,755	19.50%	217,387	17.36%
Total certificates of deposit	600,826	39.86%	541,711	38.66%	544,190	37.74%	501,881	37.54%	458,290	36.60%
Total interest-bearing deposits	1,264,236	83.86%	1,135,270	81.02%	1,175,468	81.52%	1,054,136	78.85%	963,263	76.92%
Total deposits	$1,507,620	100.00%	$1,401,132	100.00%	$1,442,013	100.00%	$1,336,877	100.00%	$1,252,412	100.00%
(1)
As of June 30, 2023, March 31, 2023 and December 31, 2022, $150.6 million, $115.3 million and $81.7 million, respectively, of SaveBetter deposits were reclassified from money market accounts to certificates of deposits. $36.4 million, $37.1 million and $36.2 million, respectively, were reclassified to Certificates of deposits of $250K or more and $114.2 million, $78.2 million and $45.5 million, respectively, were reclassified to certificates of deposit less than $250K.
(2)
As of December 31, 2023, September 30, 2023, June 30, 2023, March 31, 2023 and December 31, 2022, there were $0.3 million, $0.3 million, $3.3 million, $9.5 million and $13.6 million, respectively, in individual listing service deposits amounting to $250,000 or more. All brokered certificates of deposit individually amounted to less than $250,000.

Ponce Financial Group, Inc. and Subsidiaries

Borrowings

	December 31,			December 31,
	2023			2022
	Scheduled Maturity	Redeemable at Call Date	Weighted Average Rate	Scheduled Maturity	Redeemable at Call Date	Weighted Average Rate
	(Dollars in thousands)
Overnight line of credit advance	$—	$—	—%	$6,000	$6,000	4.61%

Term advances ending:
2023	$—	$—	—	$178,375	$178,375	4.32
2024	363,321	363,321	4.55	50,000	50,000	4.75
2025	50,000	50,000	4.41	50,000	50,000	4.41
2026	—	—	—	—	—	—
2027	212,000	212,000	3.44	183,000	183,000	3.25
2028	9,100	9,100	3.84	—	—	—
Thereafter	50,000	50,000	3.35	50,000	50,000	3.35
	$684,421	$684,421	4.10%	$517,375	$517,375	3.90%

Ponce Financial Group, Inc. and Subsidiaries

Nonperforming Assets

	As of Three Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
	2023	2023	2023	2023	2022
	(Dollars in thousands)
Non-accrual loans:
Mortgage loans:
1-4 family residential
Investor owned	$793	$396	$296	$2,836	$2,844
Owner occupied	1,682	1,685	2,363	2,245	961
Multifamily residential	2,979	1,444	1,435	—	—
Nonresidential properties	—	—	—	—	—
Construction and land	10,759	11,721	11,721	11,906	7,567
Non-mortgage loans:
Business	19	209	—	40	—
Consumer	146	—	—	—	—
Total non-accrual loans (not including non-accruing modifications to borrowers experiencing financial difficulty) (1)	$16,378	$15,455	$15,815	$17,027	$11,372

Non-accruing modifications to borrowers experiencing financial difficulty (1):
Mortgage loans:
1-4 family residential
Investor owned	$270	$270	$209	$213	$217
Owner occupied	447	449	840	2,020	2,027
Multifamily residential	—	—	—	—	—
Nonresidential properties	—	—	—	91	93
Construction and land	—	—	—	—	—
Non-mortgage loans:
Business	—	—	—	—	—
Consumer	—	—	—	—	—
Total non-accruing modifications to borrowers experiencing financial difficulty (1)	717	719	1,049	2,324	2,337
Total non-accrual loans	$17,095	$16,174	$16,864	$19,351	$13,709

Accruing modifications to borrowers experiencing financial difficulty (1):
Mortgage loans:
1-4 family residential
Investor owned	$2,112	$2,131	$2,161	$2,185	$2,207
Owner occupied	2,313	2,335	2,353	1,310	1,328
Multifamily residential	—	—	—	—	—
Nonresidential properties	757	765	783	701	708
Construction and land	—	—	—	—	—
Non-mortgage loans:
Business	—	—	—	—	—
Consumer	—	—	—	—	—
Total accruing modifications to borrowers experiencing financial difficulty (1)	$5,182	$5,231	$5,297	$4,196	$4,243
Total non-performing assets and accruing modifications to borrowers experiencing financial difficulty (1)	$22,277	$21,405	$22,161	$23,547	$17,952
Total non-performing loans to total gross loans	0.89%	0.89%	0.98%	1.18%	0.90%
Total non-performing assets to total assets	0.62%	0.62%	0.63%	0.76%	0.59%
Total non-performing assets and accruing modifications to borrowers experiencing financial difficulty as a percentage of total assets (1)	0.81%	0.82%	0.83%	0.93%	0.78%

(1) For periods in 2023, balances include both modifications to borrowers experiencing financial difficulty, in accordance with ASU 2022-02 adopted on January 1, 2023, and previously existing troubled debt restructurings. For the period in 2022, the balances only include troubled debt restructurings.

Ponce Financial Group, Inc. and Subsidiaries

Average Balance Sheets

	For the Three Months Ended December 31,
	2023			2022
	Average			Average
	Outstanding		Average	Outstanding		Average
	Balance	Interest	Yield/Rate (1)	Balance	Interest	Yield/Rate (1)
	(Dollars in thousands)
Interest-earning assets:
Loans (2)	$1,884,301	$27,814	5.86%	$1,478,308	$18,550	4.98%
Securities (3)	582,563	5,715	3.89%	636,457	5,931	3.70%
Other (4) (5)	96,070	1,421	5.87%	47,069	452	3.81%
Total interest-earning assets	2,562,934	34,950	5.41%	2,161,834	24,933	4.58%
Non-interest-earning assets (5)	107,305			87,861
Total assets	$2,670,239			$2,249,695
Interest-bearing liabilities:
NOW/IOLA	$20,210	$8	0.16%	$25,349	$22	0.34%
Money market (6)	474,306	5,668	4.74%	437,813	3,619	3.28%
Savings	116,600	28	0.10%	139,115	8	0.02%
Certificates of deposit (6)	559,713	5,103	3.62%	434,368	1,786	1.63%
Total deposits	1,170,829	10,807	3.66%	1,036,645	5,435	2.08%
Advance payments by borrowers	15,033	2	0.05%	12,942	—	— %
Borrowings	678,235	6,944	4.06%	369,832	3,332	3.57%
Total interest-bearing liabilities	1,864,097	17,753	3.78%	1,419,419	8,767	2.45%
Non-interest-bearing liabilities:
Non-interest-bearing demand	267,150	—		325,616	—
Other non-interest-bearing liabilities	51,764	—		2,424	—
Total non-interest-bearing liabilities	318,914	—		328,040	—
Total liabilities	2,183,011	17,753		1,747,459	8,767
Total equity	487,228			502,236
Total liabilities and total equity	$2,670,239		3.78%	$2,249,695		2.45%
Net interest income		$17,197			$16,166
Net interest rate spread (7)			1.63%			2.13%
Net interest-earning assets (8)	$698,837			$742,415
Net interest margin (9)			2.66%			2.97%
Average interest-earning assets to interest-bearing liabilities			137.49%			152.30%

(1)
Annualized where appropriate.
(2)
Loans include loans and mortgage loans held for sale, at fair value.
(3)
Securities include available-for-sale securities and held-to-maturity securities.
(4)
Includes FHLBNY demand account, FHLBNY stock dividends and FRB demand deposits.
(5)
FRB demand deposits for prior period have been reclassified for consistency.
(6)
Includes reclassification of $65.5 million average outstanding balances and $0.5 million of interest expenses from money market to certificates of deposit for the three months ended December 31, 2022.
(7)
Net interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average rate of interest-bearing liabilities.
(8)
Net interest-earning assets represent total interest-earning assets less total interest-bearing liabilities.
(9)
Net interest margin represents net interest income divided by average total interest-earning assets.

Ponce Financial Group, Inc. and Subsidiaries

Average Balance Sheets

	For the Years Ended December 31,
	2023			2022
	Average			Average
	Outstanding		Average	Outstanding		Average
	Balance	Interest	Yield/Rate (1)	Balance	Interest	Yield/Rate
	(Dollars in thousands)
Interest-earning assets:
Loans (2)	$1,730,275	$95,805	5.54%	$1,375,723	$69,865	5.08%
Securities (3)	606,815	23,342	3.85%	357,446	11,709	3.28%
Other (4) (5)	119,923	6,720	5.60%	84,133	1,178	1.40%
Total interest-earning assets	2,457,013	125,867	5.12%	1,817,302	82,752	4.55%
Non-interest-earning assets (5)	115,760			124,351
Total assets	$2,572,773			$1,941,653
Interest-bearing liabilities:
NOW/IOLA	$22,168	$33	0.15%	$30,151	$65	0.22%
Money market (6)	424,160	18,413	4.34%	367,838	5,604	1.52%
Savings	121,550	116	0.10%	138,137	128	0.09%
Certificates of deposit (6)	528,999	16,571	3.13%	407,739	4,148	1.02%
Total deposits	1,096,877	35,133	3.20%	943,865	9,945	1.05%
Advance payments by borrowers	14,869	8	0.05%	11,514	5	0.04%
Borrowings	633,116	25,460	4.02%	206,969	6,199	3.00%
Total interest-bearing liabilities	1,744,862	60,601	3.47%	1,162,348	16,149	1.39%
Non-interest-bearing liabilities:
Non-interest-bearing demand	290,335	—		344,505	—
Other non-interest-bearing liabilities	45,858	—		33,225	—
Total non-interest-bearing liabilities	336,193	—		377,730	—
Total liabilities	2,081,055	60,601		1,540,078	16,149
Total equity	491,718			401,575
Total liabilities and total equity	$2,572,773		3.47%	$1,941,653		1.39%
Net interest income		$65,266			$66,603
Net interest rate spread (7)			1.65%			3.16%
Net interest-earning assets (8)	$712,151			$654,954
Net interest margin (9)			2.66%			3.66%
Average interest-earning assets to
interest-bearing liabilities			140.81%			156.35%

(1)
Annualized where appropriate.
(2)
Loans include loans and mortgage loans held for sale, at fair value.
(3)
Securities include available-for-sale securities and held-to-maturity securities.
(4)
Includes FHLBNY demand account, FHLBNY stock dividends and FRB demand deposit.
(5)
FRB demand deposits for prior period have been reclassified for consistency.
(6)
Includes reclassification of $25.7 million average outstanding balances and $0.7 million of interest expenses from money market to certificates of deposit for the year ended December 31, 2022.
(7)
Net interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average rate of interest-bearing liabilities.
(8)
Net interest-earning assets represent total interest-earning assets less total interest-bearing liabilities.
(9)
Net interest margin represents net interest income divided by average total interest-earning assets.

Ponce Financial Group, Inc. and Subsidiaries

Other Data

	As of
	December 31,	September 30,	June 30,	March 31,	December 31,
	2023	2023	2023	2023	2022
Other Data
Common shares issued	24,886,711	24,886,711	24,886,711	24,865,476	24,861,329
Less treasury shares	1,101,191	1,233,111	617,924	1,976	1,976
Common shares outstanding at end of period	23,785,520	23,653,600	24,268,787	24,863,500	24,859,353

Book value per common share	$11.20	$10.99	$10.94	$10.90	$10.77
Tangible book value per common share	$11.20	$10.99	$10.94	$10.90	$10.77